UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 3, 2019

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33145	36-2257936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Colorado Boulevard, Denton, Texas		76210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (940) 898-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SBH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Sally Beauty Holdings, Inc. (the “Company”) has appointed Mr. Kenneth M. Newton, age 57, Interim Controller and Interim Principal Accounting Officer of the Company, effective October 3, 2019.

Mr. Newton has served as the Company’s Senior Director and Assistant Controller since 2013, during which time he has been integrally involved in preparing the Company’s financial statements and in the auditing and SEC reporting processes.  Mr. Newton is a Certified Public Accountant with 35 years of public accounting experience.  He received a Bachelors in Accounting and Data Processing from the University of Texas.

There is no arrangement or understanding with any executive officer of the Company pursuant to which Mr. Newton was appointed as Interim Controller and Interim Principal Accounting Officer.  With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Newton and any director or executive officer of the Company.  With respect to Item 404(a) of Regulation S-K, there are no transactions or relationships between Mr. Newton and the Company that are required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

Date: October 4, 2019	/s/ Christian A. Brickman
Christian A. Brickman
Director, President and Chief Executive Officer